Exhibit 3.1

BY-LAWS

of

WATTS WATER TECHNOLOGIES, INC.

Amended and Restated as of July 31, 2023

ARTICLE I

Section 1.Registered Office. The registered office and registered agent of Watts Water Technologies, Inc. (the “Corporation”) in the State of Delaware shall be as designated from time to time by the appropriate filing by the Corporation in the office of the Secretary of State of the State of Delaware. The Corporation may also have offices in such other places in the United States or elsewhere as the Board of Directors of the Corporation (the “Board of Directors”) may, from time to time, appoint or as the business of the Corporation may require.

ARTICLE II

Stockholders

Section 1.Annual Meeting. The annual meeting of stockholders of the Corporation shall be held at the hour, date and place within or without the State of Delaware which is fixed by the Board of Directors, which hour, date and place may subsequently be changed at any time by vote of the Board of Directors. If no annual meeting has been held for a period of thirteen months after the Corporation’s last annual meeting of stockholders, a special meeting in lieu thereof may be held, and such special meeting shall have, for the purposes of these By-laws or otherwise, all the force and effect of an annual meeting. Any and all references hereafter in these By-laws to an annual meeting or annual meetings also shall be deemed to refer to any special meeting(s) in lieu thereof. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held in whole or in part by means of remote communication as authorized by Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “DGCL”) (or any successor provision thereto). Any stockholder or proxy holder participating in the meeting of stockholders by means of remote communication will be deemed to have been present in person and may vote at the meeting, subject to the conditions set forth in Section 211(a)(2) of the DGCL.
Section 2.Matters to be Considered at Annual Meeting. At an annual meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before the annual meeting (a) by, or at the direction of, the Board of Directors or a designated committee thereof or (b) by any holder of record (both as of the time notice of such proposal is given by the stockholder as set forth below and as of the record date for the annual meeting in question) of any shares of capital stock of the Corporation entitled to vote at such annual meeting who complies with the procedures set forth in this Article II, Section 2 (or, with respect to nominations of candidates for election as Directors, as set forth in Section 3 of Article III hereof). In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a holder of record of any shares of capital stock entitled to vote at such annual meeting, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation as set forth in this Article II, Section 2 and such stockholder or his qualified representative must be present at the annual meeting. To be timely, a stockholder’s notice must be delivered to the principal executive offices of the Corporation (a) not less than seventy-five (75) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders (the “Anniversary Date”) or (b) in the event that the annual meeting of stockholders is called for a date more than 10 days prior to the Anniversary Date, not later than the close of business on (i) the 20th day (or if that day is not a business day of the Corporation, on the next succeeding business day) following the first date on which the date of such meeting was publicly disclosed or (ii) if such date of public disclosure occurs more than 75 days prior to such scheduled date of such meeting, then the later of (1) the 20th day (or if that day is not a business day for the Corporation, on the next succeeding business day) following the first date of public disclosure or (2) the 75th day prior to such scheduled date of such meeting (or if that day is not a business day for the Corporation, on the next succeeding business day). Any proposed business other than nominations of persons for election to the Board of Directors must constitute a proper matter for stockholder action. Any public disclosure of the scheduled date of the meeting made by the Corporation by means of a press release, a report or other document filed with the Securities and Exchange Commission, or a letter or report sent to stockholders of record of the Corporation, shall be deemed to be sufficient public disclosure of the date of such meeting for purposes of these By-laws.

To be in proper written form, a stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation’s stock transfer books, and age of the stockholder proposing such business and of any Stockholder Associated Person and the name and address of other stockholders known by such stockholder to be supporting such proposal on the date of such stockholder’s notice, (c) the class and number of shares of the Corporation’s capital stock which are held of record, beneficially owned or represented by proxy by the stockholder or any Stockholder Associated Person and by any other stockholders known by such stockholder to be supporting such proposal on the date of such stockholder’s notice, (d) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such stockholder or any Stockholder Associated Person with respect to any securities of the Corporation, and a description of any other agreements, arrangements or understandings (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from share price changes for, or to increase or decrease the voting power of, such stockholder or any Stockholder Associated Person with respect to any securities of the Corporation, (e) any proxy, contract, agreements, arrangements or understandings (whether written or oral, and including promises) or relationships pursuant to which the stockholder or a Stockholder Associated Person has a right to vote any shares of any security of the Corporation, (f) any rights to dividends on the shares of the Corporation beneficially owned by the stockholder or a Stockholder Associated Person that are separated or separable from the underlying shares of the Corporation, (g) any performance-related fees (other than asset-based fees) to which the stockholder or a Stockholder Associated Person is entitled based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, and (h) any material interest of the stockholder or any Stockholder Associated Person in such proposal. In addition, to be in proper written form, a stockholder’s notice to the Secretary must be supplemented not later than 10 days following the record date for notice of the meeting to disclose the information contained in clauses (a) through (h) above as of the record date for notice of the meeting. A “Stockholder Associated Person” of any stockholder shall mean (i) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (ii) any beneficial owner of shares of the

Corporation owned of record or beneficially by such stockholder and on whose behalf the proposal or nomination, as the case may be, is being made, or (iii) any person controlling, controlled by or under common control with such person referred to in the preceding clauses (i) and (ii). A “Derivative Instrument” shall mean any profits interest, option, warrant, convertible security, share appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of capital share of the Corporation or otherwise, or any derivative or synthetic arrangement having the characteristics of a long position in any class or series of the shares of the Corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of the shares of the Corporation.

For purposes of this Section 2, except as provided under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the annual meeting and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the annual meeting.

If the Board of Directors, or a designated committee thereof, determines that any stockholder proposal was not timely made in accordance with the provisions of this Section 2, or that the information provided in a stockholder’s notice does not satisfy the informational requirements of this Section 2 in any respect, then such proposal shall not be presented for action at the annual meeting in question. The Board of Directors, or a designated committee thereof may also, as a condition to any such nomination or business being deemed properly brought before a meeting of stockholders, require any stockholder to deliver to the Secretary, within five (5) Business Days (as defined below) of any such request, such other information as may reasonably be requested by the Corporation. If neither the Board of Directors nor such committee makes a determination as to the validity of any stockholder proposal, the presiding officer of the annual meeting shall determine and declare at the annual meeting whether the stockholder proposal was made in accordance with the terms of this Section 2. If the presiding officer determines that a stockholder proposal was made in accordance with the terms of this Section 2, he shall so declare at the annual meeting and ballots shall be provided for use at the meeting with respect to any such proposal. If the presiding officer determines that a stockholder proposal was not made in accordance with the terms of this Section 2, he shall so declare at the annual meeting and any such proposal shall not be acted upon at the annual meeting.

The provisions of this By-law shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees of the Board of Directors, but in connection with such reports, no new business shall be acted upon at such annual meeting unless stated, filed and received as herein provided.

Notwithstanding the foregoing provisions of this By-law, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-law. Nothing in this By-law shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Section 3.Special Meetings. Except as otherwise required by law, special meetings of the stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution approved by the affirmative vote of a majority of the Directors then in office or the Chairperson of the Board.
Section 4.Matters to be Considered at Special Meetings. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders of the Corporation, unless otherwise provided by law.

Definitions. For purposes of these By-laws:

(1). “Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close;

(2). “close of business” on a particular day shall mean 5:00 p.m. local time at the principal executive offices of the Corporation, and if an applicable deadline falls on the Close of Business on a day that is not a Business Day, then the applicable deadline shall be deemed to be the Close of Business on the immediately preceding Business Day; and

(3). “delivered” shall mean, both (i) hand delivery, overnight courier service, or by certified or registered mail, return receipt requested, in each case to the Secretary at the principal executive offices of the Corporation, and (ii) electronic mail to the Secretary.

For purposes of these By-laws, the words “include,” “includes,” or “including shall be deemed to be followed by the words “without limitation.” Where a reference in these By-laws is made to any statute or regulation, such reference shall be to (i) the statute or regulation as amended from time to time (except as context may otherwise require) or (ii) any rules or regulations promulgated thereunder.

Section 5.Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice or notice of the meeting in accordance with Section 1 of Article VI hereof of each annual meeting of stockholders stating the place (if any), date and hour of such annual meeting and the means of remote communication (if any) by which stockholders and proxy holders may be deemed present in person and vote at such meeting, shall be given by the Secretary (or other person authorized by these By-laws or by law) not less than 10 days nor more than 60 days before the meeting, to each stockholder entitled to notice of and to vote at such meeting. thereat and to each stockholder who, by law or under the Restated Certificate of Incorporation or under these By-laws, is entitled to such notice, by delivering such notice to him by: (i) mailing it, postage prepaid, and addressed to such stockholder at the address of such stockholder as it appears in the records of the Corporation; (ii) by courier service; or (iii) by electronic mail.

Notice of all special meetings of stockholders shall be given in the same manner as provided for annual meetings of the stockholders, except that the notice of all special meetings shall state the purpose or purposes for which the meeting has been called and the means of remote communications, if any, by which stockholders and proxy holders may be deemed present in person and vote at such meeting.

Notice of an annual or special meeting of stockholders need not be given to a stockholder if a written waiver of notice, signed by the stockholder entitled to notice, or a waiver of notice by electronic transmission, is given before or after such meeting by such stockholder or such stockholder’s authorized attorney, if communication with such stockholder is unlawful, or if such stockholder attends such meeting, unless such attendance was for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice or waiver of notice by electronic transmission.

Section 6.Postponement/Adjournments. The Board of Directors may postpone, reschedule or cancel any previously scheduled annual or special meeting of stockholders and any record date with respect thereto, regardless of whether any notice or public disclosure with respect to any such meeting has been sent or made pursuant to Section 2 of this Article II or Section 3 of Article III hereof or otherwise. Any meeting of stockholders may be adjourned from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof, if any, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are (a) announced at the meeting at which the adjournment is taken, (b) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means or remote communication or (c) set forth in the notice of meeting; provided, however, that if the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to notice of and to vote at such meeting in accordance with Section 5 of this Article II, and each stockholder who, by law or under the Restated Certificate of Incorporation or these By-laws, is entitled to such notice. When any meeting is convened, the presiding officer may adjourn the meeting if (a) no quorum is present for the transaction of business, (b) the Board of Directors determines that adjournment is necessary or appropriate to enable the stockholders to consider fully information which the Board of Directors determines has not been made sufficiently or timely available to stockholders, or (c) the Board of Directors determines that adjournment is otherwise in the best interests of the Corporation.
Section 7.Quorum. Unless otherwise required by applicable law or the Restated Certificate of Incorporation, at any annual or special meeting of stockholders, the holders of a majority of the voting power of all classes of stock issued, outstanding and entitled to vote at such meeting, present in person or represented by proxy, shall constitute a quorum at such meeting for the transaction of business. If less than a quorum is present at such meeting, the holders of a majority of the voting power of all classes of stock issued, outstanding and entitled to vote at such meeting that are present in person or represented by proxy at such meeting or the presiding officer of the meeting, may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice, except as provided in Section 5 of this Article II. At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed. The stockholders present at a duly constituted meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 8.Voting and Proxies. Unless otherwise required by applicable law, the Restated Certificate of Incorporation or these By-laws, the voting power of each share of capital stock of the Corporation shall be as set forth in the Restated Certificate of Incorporation, with a proportionate vote for each fraction of any share. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, but no proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Except as otherwise limited therein or as otherwise provided by law, proxies shall entitle the persons authorized thereby to vote at any adjournment of such meeting, but they shall not be valid after final adjournment of such meeting. Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, the following shall constitute a valid means by which a stockholder may grant such authority:

(a) A stockholder, or such stockholder’s authorized officer, director, employee or agent, may execute a document authorizing another person or persons to act for such stockholder as proxy.

(b) A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of an electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such transmission must either set forth or be submitted with information from which it can be determined that the transmission was authorized by the stockholder. If it is determined that such transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information upon which they relied.

(c) The authorization of a person to act as a proxy may be documented, signed and delivered in accordance with Section 116 of the DGCL, provided that such authorization shall set forth, or be delivered with information enabling the Corporation to determine, the identity of the stockholder granting such authorization.

Section 9.Action at Meeting. When a quorum is present, any matter before any annual or special meeting of stockholders, other than the election of directors, shall be decided by vote of the holders of all classes of stock present in person or represented by proxy representing a majority of the votes of all classes of stock entitled to vote thereon , except where a larger vote is required by law, by the Restated Certificate of Incorporation or by these By-laws. Any election of directors by stockholders shall be determined by a plurality of the votes of all classes of stock cast, except where a larger vote is expressly required by law, by the Restated Certificate of Incorporation or by these By-laws. The Corporation shall not directly or indirectly vote any shares of its own stock; provided, however, that the Corporation may vote shares which it holds in a fiduciary capacity to the extent permitted by law.

Section 10.Action by Consent. Unless otherwise provided by the Restated Certificate of Incorporation, any action required or permitted by law to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.
Section 11.Conduct of Meetings. The Board of Directors may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of stockholders as it shall deem appropriate, including such rules, regulations and procedures as it may deem appropriate regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board of Directors, the Chair of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such Chair, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the Chair of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (iii) rules and procedures for maintaining order at the meeting and the safety of those present, including regulation of the manner of voting and the conduct of discussion; (iv) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the Chair of the meeting shall determine; (v) restrictions on entry to the meeting after the time fixed for the commencement thereof; (vi) limitations on the time allotted to questions or comments by participants; and (vii) restrictions on the use of cell phones, audio or video recording devices and other devices at the meeting. The Chair of the meeting shall have the power, right and authority to convene, recess or adjourn any meeting of stockholders
Section 12.Stockholder Lists. The Secretary (or the Corporation’s transfer agent or other person authorized by these By-laws or by law) shall prepare, no later than the tenth day before every annual or special meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date, arranged in alphabetical order, and showing the address of each stockholder and the number of shares of each class of stock registered in the name of each stockholder. Nothing contained in this Article II, Section 12 shall require the Corporation to include the email addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of ten (10) days ending on the day before the meeting date: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided, or (b) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation.

Section 13.Presiding Officer. The Chairperson of the Board, or in his absence, the President, shall preside at all annual or special meetings of stockholders and shall have the power, among other things, to adjourn such meeting at any time and from time to time, subject to Sections 5, 6 and 7of this Article II. The order of business and all other matters of procedure at any meeting of the stockholders shall be determined by the presiding officer.
Section 14.Voting Procedures and Inspectors of Elections. The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the presiding officer shall appoint one or more inspectors to act at the meeting. Any inspector may, but need not, be an officer, employee or agent of the Corporation. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability. The inspectors shall perform such duties as are required by the DGCL, as amended from time to time, including the counting of all votes and ballots. The inspectors may, with the approval of the presiding officer, appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors. The presiding officer may review all determinations made by the inspector(s), and in so doing the presiding officer shall be entitled to exercise his sole judgment and discretion and he shall not be bound by any determinations made by the inspector(s). All determinations by the inspector(s) and, if applicable, the presiding officer shall be subject to further review by any court of competent jurisdiction.

ARTICLE III

Directors

Section 1.Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things except as otherwise provided by the Restated Certificate of Incorporation or as required by law. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until the vacancy is filled.
Section 2.Number; Election; Qualification. The Board of Directors shall consist of not more than fifteen (15) nor less than three (3) members. The exact number of directors within the maximum and minimum limitations specified herein may be fixed from time to time by resolution of a majority of the Board of Directors then in office or by the stockholders at the annual meeting of stockholders. The directors shall be elected by the stockholders at each annual meeting, except as provided in Section 4 of this Article III. No director need be a stockholder.
Section 3.Director Nominations. Nominations of candidates for election as Directors of the Corporation at any annual meeting of stockholders may be made (a) by, or at the direction of, a majority of the Board of Directors or a designated committee thereof, or (b) by any holder of record (both as of the time notice of such nomination is given by the stockholder as set forth below and as of the record date for the annual meeting in question) of any shares of the capital stock of the Corporation entitled to vote at such annual meeting who complies with the procedures set forth in this Article III, Section 3. Any stockholder who seeks to make such a nomination, or his qualified representative, must be present in person at the annual meeting. Only persons nominated in accordance with the procedures set forth in this Article III, Section 3 shall be eligible for election as Directors at an annual meeting of stockholders.

Nominations, other than those made by, or at the direction of, the Board of Directors or a designated committee thereof, shall be made pursuant to timely notice in writing to the Secretary of the Corporation as set forth in this Article III, Section 3. To be timely, a stockholder’s notice shall be delivered to, or mailed and received, at the principal executive offices of the Corporation (a) not less than seventy-five (75) days nor more than one hundred twenty (120) days prior to the Anniversary Date or (b) in the event that the annual meeting of stockholders is called for a date more than seven days prior to the Anniversary Date, not later than the close of business on (i) the 20th day (or if that day is not a business day for the Corporation, on the next succeeding business day) following the first date on which the date of such meeting was publicly disclosed or (ii) if such date of public disclosure occurs more than 75 days prior to such scheduled date of such meeting, then the later of (1) the 20th day (or if that day is not a business day for the Corporation, on the next succeeding business day) following the first date of public disclosure of the date of such meeting or (2) the 75th day prior to such scheduled date of such meeting (or if that day is not a business day for the Corporation, on the next succeeding business day). Any public disclosure of the scheduled date of the meeting made by the Corporation by means of a press release, a report or other document filed with the Securities and Exchange Commission, or a letter or report sent to stockholders of record of the Corporation, shall be deemed to be sufficient public disclosure of the date of such meeting for purposes of these By-laws.

Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director (i) the name, age, business address and residential address of such person, (ii) a complete biography and statement of such person’s principal occupation or employment (at present and during the past five (5) years), (iii) the class and number of shares of the Corporation’s capital stock which are beneficially owned by such person on the date of such stockholder notice, (iv) a description of any of the following events that has occurred within the last five years and that is material to the evaluation of the ability or integrity of such proposed nominee: (1) a petition under federal bankruptcy laws or any state insolvency laws was filed by or against such person, (2) a conviction of such person in a criminal proceeding or the naming of such person as a subject of a criminal proceeding (excluding traffic violations and other minor offenses), (3) a finding by any court of competent jurisdiction that such person has violated any federal or state securities law or federal commodities law, which judgment or finding has not been subsequently reversed, suspended or vacated, or (4) the entry of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or of any federal or state governmental or quasi-governmental agency, authority or commission enjoining such person or otherwise limiting him from engaging in any type of business practice or in any activity in connection with the purchase or sale of any security or commodity, (v) a completed and signed questionnaire, representation and agreement and any and all other information required by this Article III, Section 3; and (vi) the consent of each nominee to serve as a Director if so elected; and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation’s stock transfer books, of such stockholder and of any Stockholder Associated Person and the name and address of other stockholders known by such stockholder to be supporting such nominee or nominees, (ii) the class and number of shares of the Corporation’s capital stock which are beneficially owned by such stockholder and any Stockholder Associated Person on the date of such stockholder’s notice and by any other stockholders known by such stockholder to be supporting such nominee or nominees on the date of such stockholder’s notice, (iii) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such stockholder or any Stockholder Associated Person with respect to any securities of the Corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from share price changes for, or to increase or decrease the voting power of, such stockholder or any Stockholder Associated Person with respect to any securities of the Corporation, (iv) any proxy, contract, agreement, arrangement, understanding (whether written or oral, and including promises) or relationship pursuant to which the stockholder or a Stockholder Associated Person has a right to vote any shares of any security of the Corporation, (v) any rights to dividends on the shares of the Corporation beneficially owned by the stockholder or a Stockholder Associated Person that are separated or separable from the underlying shares of the Corporation, (vi) any performance-related fees (other than asset-based fees) to which the stockholder or a Stockholder Associated Person is entitled based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, (vii) a representation that the stockholder or his qualified representative intends to appear in person at the meeting to nominate the person or persons specified in the notice, and (viii) a description of all agreements, arrangements or understandings (whether written or oral, and including promises) between such stockholder (or any Stockholder Associated Person) and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholders; provided, however, that nothing in this Article III, Section 3 shall require the stockholder giving such notice to provide to the Corporation copies of such stockholder’s preliminary or definitive proxy, proxy statement, or other soliciting material filed with the Securities and Exchange Commission. In addition, to be in proper written form, a stockholder’s notice to the Secretary must be supplemented not later than 10 days following the record date for notice of the meeting to disclose the information contained in clauses (i) through (viii) above as of the record date for notice of the meeting. At the request of the Board of Directors, any person nominated by, or at the direction of, the Board of Directors for election as a Director at an annual meeting shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder’s notice of nomination which pertains to such nominee.

The Corporation may also, as a condition to any such nomination, require any stockholder or proposed nominee to deliver to the Secretary, within five (5) Business Days of any such proposed nomination, such other information as may be reasonably requested by the Corporation, including (a) such other information as may be reasonably required by the Board of Directors, in its sole discretion, to determine (i) the eligibility of such proposed nominee to serve as a director and (ii) whether such proposed nominee qualifies as an “independent director” or “audit committee financial expert,” or otherwise meets heightened standards of independence, under applicable law, securities exchange rules or regulations or any publicly disclosed corporate governance guideline or committee charter of the Corporation and (b) such other information that the Board of Directors determines, in its sole discretion, could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee.

For purposes of this Article III, Section 3, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting.

No person shall be elected by the stockholders as a director of the Corporation unless nominated in accordance with the procedures set forth in this Article III, Section 3. Election of directors at the annual meeting need not be by written ballot, unless otherwise provided by the Restated Certificate of Incorporation. If written ballots are to be used, ballots bearing the names of all the persons who have been nominated for election as directors at the annual meeting in accordance with the procedures set forth in this Article III, Section 3 shall be provided for use at the annual meeting.

If the Board of Directors, or a designated committee thereof, determines that any stockholder nomination was not timely made in accordance with the terms of this Article III, Section 3 or that the information provided in a stockholder’s notice does not satisfy the informational requirements of this Article III, Section 3 in any material respect, then such nomination shall not be considered at the annual meeting in question. If neither the Board of Directors nor such committee makes a determination as to the validity of any nominations by a stockholder as set forth above, the presiding officer of the annual meeting shall determine and declare at the annual meeting whether a nomination was made in accordance with the terms of this Article III, Section 3. If the presiding officer determines that a nomination was made in accordance with the terms of this Article III, Section 3, he shall so declare at the annual meeting and ballots shall be provided for use at the meeting with respect to such nomination. If the presiding officer determines that a nomination was not made in accordance with the terms of this Article III, Section 3, he shall so declare at the annual meeting and such nomination shall be disregarded.

Section 4.Tenure. Except as otherwise provided by law, by the Restated Certificate of Incorporation or these By-laws, directors shall hold office until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal.
Section 5.Vacancies. Any vacancy occurring on the Board of Directors, including any vacancy resulting from death, resignation, retirement, disqualification, removal or other cause or created by reason of an increase in the authorized number of directors shall be filled by the affirmative vote of a majority of the remaining directors then in office, even if such majority is less than a quorum of the Board of Directors. Any director appointed in accordance with the preceding sentence shall hold office subject to the provisions of these By-laws until the next annual meeting of stockholders and until such director’s successor is elected and qualified or until such director resigns or is removed. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until the vacancy is filled.
Section 6.Removal. Any director (including persons elected by directors to fill vacancies in the Board of Directors) or the entire Board of Directors may be removed with or without cause by the affirmative vote of the holders of at least a majority of the voting power of the shares of the Corporation then entitled to vote at an election of directors, voting together as a single class.
Section 7.Resignation. A director may resign at any time by giving written notice, including by electronic transmission, to the Chairperson of the Board, the President or the Secretary. A resignation shall be effective upon receipt, unless the resignation otherwise provides.
Section 8.Regular Meetings. The regular annual meeting of the Board of Directors shall be held, without other notice than this By-law, on the same date and at the same place as the annual meeting of stockholders following the close of such meeting of stockholders. Other regular meetings of the Board of Directors may be held without call or notice at such hour, date and place as the Board of Directors may from time to time determine.
Section 9.Special Meetings. Special meetings of the Board of Directors may be called, orally or in writing, by or at the request of the Chairperson of the Board, the Treasurer, or two or more directors designating the hour, date and place thereof.
Section 10.Notice of Special Meetings. Notice of the hour, date and place of all special meetings of the Board of Directors shall be given to each director by the Secretary or an Assistant Secretary, or in case of the death, absence, incapacity or refusal of such persons, by the President. Notice of any special meeting of the Board of Directors shall be given to each director in person, or by electronic transmission at least 24 (twenty-four) hours in advance of the meeting, or by written notice mailed to his business or home address at least 48 (forty-eight) hours in advance of the meeting. Such notice shall be deemed to be delivered when hand delivered to such director, read to such director by telephone, deposited in the mail so addressed, or when directed to such director by electronic transmission.

When any Board of Directors meeting, either regular or special, is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the hour, date or place of any meeting adjourned for less than 30 days or of the business to be transacted thereat, other than an announcement at the meeting at which such adjournment is taken of the hour, date and place to which the meeting is adjourned.

A written waiver of notice or a waiver by electronic transmission by a director, whether executed or given before or after a meeting, and filed with the records of the meeting shall be deemed to be equivalent to notice of the meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because such meeting is not lawfully called or convened. Except as otherwise required by law, by the Restated Certificate of

Incorporation or by these By-laws, neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 11.Quorum. At any meeting of the Board of Directors, a majority of the directors then in office shall constitute a quorum for the transaction of business, but if less than a quorum is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice, except as provided in Section 10 of this Article III. Any business which might have been transacted at the meeting as originally noticed may be transacted at such adjourned meeting at which a quorum is present.
Section 12.Action at Meeting. At any meeting of the Board of Directors at which a quorum is present, a majority of the directors present may take any action on behalf of the Board of Directors, unless a larger number is required by law, by the Restated Certificate of Incorporation or by these By-laws.
Section 13.Action by Consent. Unless otherwise restricted by the Restated Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the records of meetings of the Board of Directors or committee. Such writing or writings or electronic transmission or transmissions shall be treated for all purposes as a vote at a meeting of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
Section 14.Manner of Participation. Members of the Board of Directors, or any committee thereof, may participate in meetings of the Board of Directors or such committees by means of remote communication by means of which all directors participating in the meeting can hear each other, and participation in a meeting in accordance with this Article III, Section 14 shall constitute presence in person at such meeting for purposes of these By-laws. The Board of Directors, in its sole discretion, may determine that a meeting shall be held in whole or in part by means of remote communications.
Section 15.Chairperson of the Board. The Chairperson of the Board shall, subject to the direction of the Board of Directors, have general supervision and control of its business. The Chair of the Board shall preside, when present, at all meetings of the Board of Directors, unless the Board of Directors shall otherwise provide, and at meetings of the stockholders as provided in Section 11 of Article II hereof. The Chairperson shall not be deemed to be an officer of the Corporation solely by virtue of serving as the Chairperson.
Section 16.Compensation. The Board of Directors shall have the authority to fix the compensation of directors for their services. A director may also serve the Corporation in other capacities and receive compensation therefor.

Section 17.Committees. The Board of Directors, by vote of a majority of the directors then in office, may elect from its number one or more committees, including an Executive Committee and an Audit Committee, and may delegate thereto some or all of its powers except those which by law, by the Restated Certificate of Incorporation, or by these By-laws may not be delegated. Except as the Board of Directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Board of Directors or in such rules, its business shall be conducted so far as possible in the same manner as is provided by these By-laws for the Board of Directors. All members of such committees shall hold such offices at the pleasure of the Board of Directors. The Board of Directors may abolish any such committee at any time. Any committee to which the Board of Directors delegates any of its powers or duties shall keep records of its meetings and shall report its action to the Board of Directors. The Board of Directors shall have power to rescind any action of any committee, but no such rescission shall have retroactive effect.
Section 18.Director Emeritus. The Board of Directors may by resolution appoint any former director who has retired from the Board of Directors as a Director Emeritus. Directors Emeriti may be invited to attend meetings of the Board of Directors or any committee of the Board of Directors; however, they shall not have the right to vote and they shall be excluded from the number of Directors for quorum and other purposes. Directors Emeriti shall be appointed for one-year terms and may be reappointed for an unlimited number of additional one-year terms by the Board of Directors.

ARTICLE IV
Officers

Section 1.Enumeration. The officers of the Corporation shall consist of a President, a Secretary, a Treasurer, and such other officers, including without limitation one or more Executive Vice Presidents, Vice Presidents, Assistant Secretaries and Assistant Treasurers, as the Board of Directors may determine.
Section 2.Election. The Board of Directors shall elect the President, the Secretary, and the Treasurer and may elect other officers, including one or more Executive Vice Presidents, Vice Presidents, Assistant Treasurers, or Assistant Secretaries.
Section 3.Qualification. No officer need be a stockholder or a director. Any person may occupy more than one office of the Corporation at any time. Any officer may be required by the Board of Directors to give bond for the faithful performance of his duties in such amount and with such sureties as the Board of Directors may determine.
Section 4.Tenure. Except as otherwise provided by the Restated Certificate of Incorporation or by these By-laws, each officer of the Corporation shall hold office until such officer’s successor is elected and qualified or until such officer’s earlier resignation or removal. Any officer may resign by delivering a written resignation to the Board of Directors, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

Section 5.Removal. Except as otherwise provided by law, the Board of Directors may remove any officer with or without cause by the affirmative vote of a majority of the directors then in office.
Section 6.Vacancies. Any vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors.
Section 7.President. The President shall be the chief operating officer of the Corporation and shall perform such duties as the Board of Directors or the Chairperson of the Board may from time to time determine. In the absence of the Chairperson of the Board, the President shall preside, when present, at meetings of the Board of Directors, unless the Board of Directors shall otherwise provide, and at meetings of the stockholders as provided in Section 11 of Article II hereof.
Section 8.Executive Vice Presidents; Vice Presidents. Any Executive Vice President or Vice President shall have such powers and shall perform such duties as the Board of Directors, the Chairperson of the Board or the President may from time to time designate.
Section 9.Treasurer and Assistant Treasurers. The Treasurer shall, subject to the direction of the Board of Directors, have general charge of the financial affairs of the Corporation and shall cause to be kept accurate books of account. He shall have custody of all funds, securities, and valuable documents of the Corporation, except as the Board of Directors may otherwise provide.

Any Assistant Treasurer shall have such powers and perform such duties as the Board of Directors may from time to time designate.

Section 10.Secretary and Assistant Secretaries. The Secretary shall record all the proceedings of the meetings of the stockholders and the Board of Directors (including committees of the Board) in books kept for that purpose. In his absence from any such meeting, a temporary secretary chosen at the meeting shall record the proceedings thereof. The Secretary shall have charge of the stock ledger (which may, however, be kept by any transfer or other agent of the Corporation). He shall have custody of the seal of the Corporation, and he, or an Assistant Secretary, shall have authority to affix it to any instrument requiring it, and, when so affixed, the seal may be attested by his signature or that of an Assistant Secretary. He shall have such other duties and powers as may be designated from time to time by the Board of Directors, the Chairperson of the Board or the President.

Any Assistant Secretary shall have such powers and perform such duties as the Board of Directors may from time to time designate.

Section 11.Other Powers and Duties. Subject to these By-laws and to such limitations as the Board of Directors may from time to time prescribe, the officers of the Corporation shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the Board of Directors.

Section 12.Compensation. The compensation of the officers of the Corporation shall be fixed from time to time by the Board of Directors; provided, however, that the Board of Directors may authorize any officer or committee to fix the compensation of officers and employees. Nothing contained herein shall preclude any officer from receiving compensation by reason of the fact that such officer is also a director of the Corporation, or preclude any officer from serving the Corporation, or any subsidiary, in any other capacity and receiving such compensation by reason of the fact that such officer is also a director.

ARTICLE V

Capital Stock

Section 1.Certificates of Stock. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Any such certificates shall be signed by the Chairperson of the Board of the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. The Corporation seal and the signatures by corporation officers may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were such officer, transfer agent or registrar at the time of its issue. Every certificate for shares of stock which are subject to any restriction on transfer and every certificate issued when the Corporation is authorized to issue more than one class or series of stock shall contain such legend with respect thereto as is required by law. The Corporation shall be permitted to issue fractional shares.
Section 2.Transfers. Subject to any restrictions on transfer and unless otherwise provided by the Board of Directors, shares of stock may be transferred only on the books of the Corporation, if such shares are certificated, by the surrender to the Corporation or its transfer agent of the certificate therefore properly endorsed or accompanied by a written assignment or power of attorney properly executed, with transfer stamps (if necessary) affixed, or upon proper instructions from the holder of uncertificated shares, in each case with such proof of the authenticity of signature as the Corporation or its transfer agent may reasonably require.
Section 3.Record Holders. Except as may otherwise be required by law, by the Restated Certificate of Incorporation or by these By-laws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the Corporation in accordance with the requirements of these By-laws.

It shall be the duty of each stockholder to notify the Corporation of his, her or its post office address and any changes thereto.

Section 4.Record Date.

(a) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this subsection (a) at the adjourned meeting.

(b)In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by the DGCL, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the DGCL, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(c)In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 5.Replacement of Certificates. In case of the alleged loss, destruction or mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms as the Board of Directors may prescribe, provided, however, that if such shares have ceased to be certificated, a new certificate shall be issued only upon written request to the transfer agent or registrar of the Corporation.

ARTICLE VI

Notice by Electronic Transmission

Section 1.Notice by Electronic Transmission. Without limiting the manner by which notice otherwise may be given effectively to stockholders pursuant to the DGCL, the Restated Certificate of Incorporation or these By-laws, any notice to stockholders given by the Corporation under any provision of the DGCL, the Restated Certificate of Incorporation or these By-laws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if:
(a)	the Corporation is unable to deliver by electronic transmission two (2) consecutive notices given by the Corporation in accordance with such consent; and
(b)	such inability becomes known to the secretary or an assistant secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice.

However, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

Any notice given pursuant to the preceding paragraph shall be deemed given:

(a)if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice;
(b)if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice;
(c)if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (i) such posting and (ii) the giving of such separate notice; and
(d)if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the secretary or an assistant secretary of the Corporation or of the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.
Section 2.Definition of Electronic Transmission. For the purposes of these By-laws, an “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

ARTICLE VII

Indemnification of Directors, Officers and Others

Section 1.Indemnifiable Events; Extent of Indemnification.The Corporation shall indemnify, to the fullest extent permitted by the DGCL (as presently in effect or as hereafter amended):
(i)	Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action or suit by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such suit, action or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal action or proceeding, that the person had reasonable cause to believe that his conduct was unlawful.
(ii)	Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless, and only to the extent that, the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
(iii)	To the extent that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs

(i) and (ii), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.
(b)The Board of Directors, in its discretion, may authorize the Corporation to indemnify:
(i)	Any person who was or is a party or is threatened to be made a party to any threatened pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director or as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal action or proceeding, that the person had reasonable cause to believe that his conduct was unlawful.
(ii)	Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless, and only to the extent that, the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery or such other court shall deem proper.

Section 2.Determination of Entitlement. Any indemnification hereunder (unless required by law or ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 of this Article VII. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders of the Corporation.
Section 3.Advance Payments. Expenses (including attorneys’ fees) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article VII. Such expenses (including attorneys’ fees) incurred by former directors and officers, or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.
Section 4.Non-Exclusive Nature of Indemnification. The indemnification provided herein shall not be deemed exclusive of any other rights to which any person, whether or not entitled to be indemnified hereunder, may be entitled under any statute, by-law, agreement, vote of stockholders or directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. Each person who is or becomes a director or officer as aforesaid shall be deemed to have served or to have continued to serve in such capacity in reliance upon the indemnity provided for in this Article VII.
Section 5.Insurance. To the extent obtainable, the Corporation may purchase and maintain insurance with reasonable limits on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of the DGCL (as presently in effect or hereafter amended), the Restated Certificate of Incorporation of the Corporation or these By-laws.
Section 6.No Duplicate Payments. The Corporation’s indemnification under Section 1 of this Article VII of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be reduced by any amounts such person receives as indemnification (i) under any policy of insurance purchased and maintained on such person’s behalf by the Corporation, (ii) from such other Corporation, partnership, joint venture, trust or other enterprise, or (iii) under any other applicable indemnification provision.

Section 7.Amendment. This Article VII may be amended only so as to have a prospective effect. Any amendment to this Article VII which would result in any person having a more limited entitlement to indemnification may be approved only by the stockholders.

ARTICLE VIII

Transactions with Related Parties

Section 1.Transactions Not Void. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof, which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:
(a)	The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors, or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or
(b)	The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or
(c)	The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders.
Section 2.Quorum. Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.
Section 3.Limitation. Nothing herein contained shall protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of his willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

ARTICLE IX

Miscellaneous Provisions

Section 1.Fiscal Year. Except as otherwise determined by the Board of Directors, the fiscal year of the Corporation shall end on December 31 of each year.
Section 2.Seal. The Board of Directors shall have power to adopt and alter the seal of the Corporation.

Section 3.Execution of Instruments. All deeds, leases, transfers, contracts, bonds, notes and other obligations to be entered into by the Corporation in the ordinary course of its business without director action may be executed on behalf of the Corporation by the Chairperson of the Board, the President, the Treasurer or any Vice President.
Section 4.Voting of Securities. Unless the Board of Directors otherwise provides, the Chairperson of the Board, the President or the Treasurer may waive notice of and act on behalf of this Corporation, or appoint another person or persons to act as proxy or attorney in fact for this Corporation with or without discretionary power and/or power of substitution, at any meeting of stockholders or stockholders of any other corporation or organization, any of whose securities are held by this Corporation.
Section 5.Resident Agent. The Board of Directors may appoint a resident agent upon whom legal process may be served in any action or proceeding against the Corporation.
Section 6.Corporate Records. The original or attested copies of the Restated Certificate of Incorporation, By-laws and records of all meetings of the incorporators, stockholders and the Board of Directors and the stock and transfer records, which shall contain the names of all stockholders, their record addresses and the amount of stock held by each, shall be kept at the principal office of the Corporation, at the office of its counsel, or at an office of its transfer agent.
Section 7.Restated Certificate of Incorporation. All references in these By-laws to the Restated Certificate of Incorporation shall be deemed to refer to the Restated Certificate of Incorporation of the Corporation, as amended and in effect from time to time.
Section 8.Amendments. These By-laws may be altered, amended or repealed, to the extent permitted by applicable law, the Restated Certificate of Incorporation and agreements to which the Corporation may from time to time be a party, by the affirmative vote of the holders of a majority of the voting power of all classes of the stock of the Corporation then entitled to vote, voting together as a single class, at any regular or special meeting of the stockholders of the Corporation, or by the vote of a majority of the Board of Directors at any regular or special meeting thereof, without any action on the part of the stockholders, unless otherwise provided herein; provided, however, that (i) the Board of Directors may not amend or repeal this Article IX, Section 8 nor may it amend or repeal any other provision of these By-laws to the extent such amendment or repeal requires action by the stockholders, and (ii) any amendment or repeal of these By-laws by the Board of Directors and any provision to these By-laws adopted by the Board of Directors may be amended or repealed by the stockholders.

ARTICLE X

FORUM

Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or, to the fullest extent permitted by law, employee or agent of the

Corporation to the Corporation or the Corporation’s stockholders, or a claim of aiding and abetting any such breach of fiduciary duty, (c) any action asserting a claim arising pursuant to any provision of the DGCL, the Certificate of Incorporation or these By-laws, or (d) any action asserting a claim governed by the internal affairs doctrine shall be the Court of Chancery of the State of Delaware.  If the Court of Chancery of the State of Delaware lacks jurisdiction over such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another court of the State of Delaware or, if no court of the State of Delaware has jurisdiction, then the federal district court for the District of Delaware.  To the fullest extent permitted by applicable law, any person who, or entity that, holds, purchases or otherwise acquires an interest in the capital stock of the Corporation shall be deemed to have consented to the personal jurisdiction of the Court of Chancery of the State of Delaware (or if the Court of Chancery does not have jurisdiction, another court of the State of Delaware, or if no court of the State of Delaware has jurisdiction, the federal district court for the District of Delaware) in any proceeding brought to enjoin any action by that person or entity that is inconsistent with the exclusive jurisdiction provided for in this By-law. To the fullest extent permitted by applicable law, if any action the subject matter of which is within the scope of this By-law is filed in a court other than as specified above in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the Court of Chancery of the State of Delaware, another court in the State of Delaware or the federal district court in the District of Delaware, as appropriate, in connection with any action brought in any such court to enforce this By-Law and (ii) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the action as agent for such stockholder.

Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended (or any successor provision).

If any provision or provisions of this Article X shall be held to be invalid, illegal or unenforceable as applied to any person or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision(s) with respect to any other person and in any other circumstance and of the remaining provisions of this Article X (including, without limitation, each portion of any sentence of this Article X containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable as to such person or circumstance) and the application of such provision to other persons and circumstances shall not in any way be affected or impaired thereby.